Exhibit 99.1
Media Contacts:

Michael D. Porcelain, Senior Vice President and Chief Financial Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE FIRST QUARTER OF FISCAL 2010

Melville, New York – December 8, 2009 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the first quarter ended October 31, 2009.

Net sales for the first quarter of fiscal 2010 were $133.8 million compared to $191.9 million for the first quarter of fiscal 2009. As expected, the period-over-period decrease in net sales is attributable to lower sales in all three of the Company’s business segments. However, during the first quarter of fiscal 2010, the Company did begin recording significant revenue in its mobile data communications segment relating to shipments for orders previously received from the U.S. Army. The Company currently expects these shipments to continue throughout fiscal 2010, resulting in quarterly consolidated revenues likely increasing from the first quarter levels for each of the remaining quarters of fiscal 2010.

GAAP net income was $9.0 million, or $0.30 per diluted share, for the first quarter of fiscal 2010 compared to $21.6 million, or $0.80 per diluted share, for the first quarter of fiscal 2009.

In commenting on the Company's performance, Fred Kornberg, President and Chief Executive Officer, stated, “As I look to the remainder of fiscal 2010, I believe we are at a turning point and starting to pick up speed, and that we remain on track to achieve another year of record revenues and significant year-over-year earnings growth.”

Mr. Kornberg added, “We had approximately $535.6 million in backlog as of October 31, 2009, of which a substantial portion is expected to ship in fiscal 2010. Additionally, with over $500.0 million of cash and cash equivalents, we are continuing our efforts to identify and execute acquisitions to supplement our expected organic growth and to diversify our business.”

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Selected Fiscal 2010 First Quarter Financial Metrics and Other Items

•
Backlog as of October 31, 2009 was $535.6 million compared to $549.8 million as of July 31, 2009 and $219.1 million as of October 31, 2008. Bookings for the first quarter of fiscal 2010 were $120.6 million compared to $158.6 million for the first quarter of fiscal 2009.

•
Earnings before interest, taxes, depreciation and amortization, including amortization of acquired in-process research and development (“EBITDA”), was $21.4 million for the first quarter of fiscal 2010, versus $50.0 million for the first quarter of fiscal 2009.

•
At October 31, 2009, the Company had $500.1 million of cash and cash equivalents. Net cash provided by operating activities was $13.0 million for the three months ended October 31, 2009 compared to $2.7 million for the three months ended October 31, 2008.

•
The Company’s effective tax rate of 31.8% for the three months ended October 31, 2009 includes discrete tax benefits of $0.6 million, primarily relating to the reversal of tax contingencies no longer required due to the expiration of the applicable statutes of limitations.

•
During the first quarter of fiscal 2010, the Company began recording significant revenue relating to the shipment of new MTS ruggedized computers and certain related accessories to the U.S. Army. These MTS ruggedized computers, as well as certain related accessories, are manufactured by a third-party supplier. As further discussed in our Form 10-Q filed earlier today, the Company believes that shipments of the new MTS ruggedized computers will continue throughout fiscal 2010.

•
As further discussed in the Company’s Form 10-Q filed earlier today, on August 1, 2009, although the Company’s 2.0% convertible senior notes were no longer outstanding, it was required to retroactively adjust the historical reporting relating to its 2.0% convertible senior notes in accordance with FASB ASC 470-20, “Debt - Debt with Conversion and Other Options.” The retroactive adjustment did not impact the Company’s diluted earnings per share for the three months ended October 31, 2008.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Wednesday, December 9, 2009. Investors and the public are invited to access a live webcast of the conference call from the investor relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 894-5910 (domestic) or (785) 424-1052 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-1116. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

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About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, risks associated with the results of ongoing investigations into the Company’s compliance with export regulations, risks associated with the Radyne acquisition, risks associated with the Company’s legal proceedings and other matters, risks associated with the Company’s recent MTS orders, risks associated with the Company’s MTS and BFT contracts, risks associated with the Company’s obligations under its revolving credit facility, and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended October 31,
	2009	2008
		(as adjusted)

Net sales	$133,816,000	191,915,000
Cost of sales	84,042,000	104,936,000
Gross profit	49,774,000	86,979,000

Expenses:
Selling, general and administrative	21,719,000	28,978,000
Research and development	11,324,000	14,125,000
Amortization of acquired in-process research and development	-	6,200,000
Amortization of intangibles	1,764,000	1,793,000
	34,807,000	51,096,000

Operating income	14,967,000	35,883,000

Other expenses (income):
Interest expense	1,967,000	1,825,000
Interest income and other	(235,000)	(1,277,000)

Income before provision for income taxes	13,235,000	35,335,000
Provision for income taxes	4,203,000	13,694,000

Net income	$9,032,000	21,641,000

Net income per share:
Basic	$0.32	0.88
Diluted	$0.30	0.80

Weighted average number of common shares outstanding – basic	28,222,000	24,586,000

Weighted average number of common and common equivalent shares outstanding – diluted	34,057,000	28,537,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	October 31, 2009	July 31, 2009
Assets	(Unaudited)	(Audited)
		(as adjusted)
Current assets:
Cash and cash equivalents	$500,055,000	485,450,000
Accounts receivable, net	92,036,000	79,477,000
Inventories, net	94,505,000	95,597,000
Prepaid expenses and other current assets	10,300,000	13,398,000
Deferred tax asset	15,053,000	15,129,000
Total current assets	711,949,000	689,051,000

Property, plant and equipment, net	36,444,000	38,486,000
Goodwill	149,253,000	149,253,000
Intangibles with finite lives, net	53,508,000	55,272,000
Deferred financing costs, net	5,707,000	6,053,000
Other assets, net	649,000	556,000
Total assets	$957,510,000	938,671,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,208,000	19,233,000
Accrued expenses and other current liabilities	49,846,000	51,741,000
Customer advances and deposits	16,710,000	19,571,000
Interest payable	2,928,000	1,418,000
Income taxes payable	5,722,000	563,000
Total current liabilities	99,414,000	92,526,000

Convertible senior notes	200,000,000	200,000,000
Other liabilities	2,381,000	2,283,000
Income taxes payable	5,199,000	4,267,000
Deferred tax liability	9,312,000	10,466,000
Total liabilities	316,306,000	309,542,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares, issued 28,452,302 shares and 28,390,855 shares at October 31, 2009 and July 31, 2009, respectively	2,845,000	2,839,000
Additional paid-in capital	338,693,000	335,656,000
Retained earnings	299,851,000	290,819,000
	641,389,000	629,314,000
Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)
Total stockholders’ equity	641,204,000	629,129,000
Total liabilities and stockholders’ equity	$957,510,000	938,671,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended October 31,
	2009	2008
		(as adjusted)

Reconciliation of GAAP Net Income to EBITDA(1):
GAAP net income	$9,032,000	21,641,000
Income taxes	4,203,000	13,694,000
Net interest expense and other	1,732,000	548,000
Amortization of acquired in-process research and development	-	6,200,000
Amortization of stock-based compensation	1,776,000	2,418,000
Depreciation and other amortization	4,666,000	5,466,000
EBITDA	$21,409,000	49,967,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles, stock-based compensation and acquired in-process research and development. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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